                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                   FORM 8-K/A

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                     February 24, 1998 (February 23, 1998)




                      Laidlaw Environmental Services, Inc.
--------------------------------------------------------------------------------
               (Exact name of Company as specified in its charter)


Delaware                            1-8368                         51-0228924
(State or other                   (Commission                   (IRS Employer
jurisdiction                     File Number)                  Identification
of incorporation)                                                     Number)



     1301 Gervais Street, Suite 300, Columbia, South Carolina     29201
--------------------------------------------------------------------------------
           (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (803) 933-4200

ITEM 5.  OTHER EVENTS

         On February 23, 1998 Laidlaw Environmental Services, Inc. ("LESI") (NYSE:LLE) announced that the exchange ratio for purposes of its offer for Safety-Kleen Corp. (NYSE:SK) will be 2.8 LLE common shares for each SK common share validly tendered and not withdrawn, in addition to the $18.00 per SK common share SK shareholders will be entitled to receive in cash. The full text of the announcement is reproduced below. NOTE THAT THE ANNOUNCEMENT CONTAINS STATEMENTS REGARDING LESI'S OPINION REGARDING THE GREATER VALUE OF LESI'S OFFER TO PURCHASE SK STOCK AS COMPARED TO THE PHILIP GROUP'S MERGER AS WELL AS LESI'S OPINION THAT SK SHAREHOLDER'S ACCEPTANCE OF OUR OFFER WILL CREATE VALUE TO ALL CONTINUING SHAREHOLDERS.


FOR IMMEDIATE RELEASE


CONTACT:    KENNETH W. WINGER
            PRESIDENT AND CHIEF EXECUTIVE OFFICER

            PAUL R. HUMPHREYS
            SENIOR VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
            (803)933-4210



                 LAIDLAW ENVIRONMENTAL ANNOUNCES EXCHANGE RATIO


COLUMBIA, SOUTH CAROLINA...FEBRUARY 23, 1998. Laidlaw Environmental Services, Inc. (NYSE:LLE) today announced that the exchange ratio for purposes of its offer for Safety-Kleen Corp. (NYSE:SK), which is currently scheduled to expire at 12:00 Midnight, New York City time, on February 26, 1998, will be 2.8 LLE common shares for each SK common share validly tendered and not withdrawn, in addition to the $18.00 per SK common share SK shareholders will be entitled to receive in cash.

Commenting on the announcement, Mr. Kenneth W. Winger, president and chief executive officer, said:

         "We urge all Safety-Kleen shareholders to vote against the Philip Group merger proposal on February 25, 1998, and participate in the creation of value for all continuing LLE shareholders that we believe will result from the combination of LLE and SK. LLE is committed to pursuing its offer to SK shareholders, and will seek injunctive relief in Chicago Federal Court should SK shareholders reject the Philip Group merger proposal and the SK Board fail to remove the remaining obstacles."

         Laidlaw Environmental Services is the leading provider of hazardous and industrial waste management services to industry and government. The company operates from more than 100 locations throughout North America.

                                     - END -

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: February 24, 1998        By: /s/ Kenneth W. Winger
                                   -----------------------------
                                   Kenneth W. Winger, President
                                   and Chief Executive Officer